OAKWOOD MORTGAGE INVESTORS, INC. 1995-B           REPORT DATE:  MARCH 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 17
REMITTANCE REPORT                                                   Page 1 of 6
REPORTING MONTH:  FEBRUARY 28, 1997


                               Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------

Beginning                                                                Ending           Scheduled                     Scheduled
Principal         Scheduled     Prepaid       Liquidated   Contracts     Principal        Gross             Servicing   Pass Thru
Balance           Principal     Principal     Principal    Repurchased   Balance          Interest             Fee      Interest
------------------------------------------------------------------------------------------------------------------------------------


 163,688,235.86 (405,100.95)  (592,514.89)  (988,593.39)      0.00      161,702,026.63    1,543,562.55   136,406.86     1,407,155.69
====================================================================================================================================

                                   Amount
   Liquidation  Reserve      Available for
   Proceeds     Fund Draw    Distribution
------------------------------------------
  696,265.20      0.00    3,237,443.59
==========================================

                      Reserve Fund as of Cutoff Date
 ----------------------------------------------------------------------

 Beginning                              Investment     Balance Before     Reserve      Reserve       Balance After
 Balance      Deposits      Distrib.    Interest   Current Distribution  Fund Draw    Fund Deposit  Current Distribution      Excess
------------------------------------------------------------------------------------------------------------------------------------

 376,488.70      0.00     -1,488.70    1,355.52         376,355.52          0.00        0.00        376,355.52              1,355.52
====================================================================================================================================



    Reserve Fund Required Balance
--------------------------------------
 Before Current     After Current
 Distribution       Distribution
--------------------------------------
375,000.00         375,000.00
======================================






                                        Certificate Account
--------------------------------------------------------------------------------

Beginning                Deposits                         Investment     Ending
Balance       Principal       Interest    Distributions    Interest     Balance
--------------------------------------------------------------------------------

536,474.42   1,996,119.57   1,578,798.10  (3,525,754.51)   2,680.47   588,318.05
================================================================================


                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------

Beginning             Recovered           Current             Ending
 Balance               Advances           Advances           Balance
--------------------------------------------------------------------------------


1,958,540.65       1,799,739.66       1,530,910.74       1,689,711.73
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B          REPORT DATE:  MARCH 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER             POOL REPORT # 17
REMITTANCE REPORT
REPORTING MONTH:  FEBRUARY 28, 1997              Page 2 of 6


Class B Crossover Test                                      Test Met?    Average 60 day delinquency ratio:
--------------------------------------------------          -----------

(a) Remittance date on or after April 2000                        N                            Over 60s    Pool Balance      %
                                                                                          ------------------------------------

(b) Average 60 day Delinquency rate       5%                    Y      Current Mo        7,701,503.79   161,702,026.63 4.76%
                                                                         1st Preceding Mo  8,204,944.85   163,688,235.86 5.01%
(c) Average 30 day Delinquency rate       7%                    Y      2nd Preceding Mo  7,750,932.07   165,649,747.56 4.68%
                                                                                                           Divided by    3
                                                                                                                        ------
(d) Cumulative losses do not exceed the following                                                                        4.82%
                                                                                                                        ======
percent of the intitial principal balance of all

Certificates

                                                                         Average 30 day delinquency ratio:
                  April 2000                7%                    N
                  Oct 2001                  8%                    N
                  Oct 2002 -                9%                    N                          Over 30s           Pool Balance    %
                                                                                          ---------------------------------------

                                                                         Current Mo        10,655,520.31   161,702,026.63   6.59%
                                                                         1st Preceding Mo  11,526,214.07   163,688,235.86   7.04%
(e) Current realized loss ratio             2.75%                 Y      2nd Preceding Mo  10,987,655.26   165,649,747.56   6.63%
                                                                                                            Divided by         3
                                                                                                                            ------
(f) Are class B principal balances         25.375%                                                                          6.75%
                                                                                                                            ======
of stated scheduled pool  balance
                                                                          Cumulative loss ratio:
               Beginning B-1 balance       19,650,000.00
               Beginning B-2 balance        7,485,958.00                              Cumulative losses  1,824,063.67      0.975%
                                          --------------                     Dividend by Initial                           =====
                                           27,135,958.00                       Certificate Principal   187,144,959.00      1.870%
               Divided by beginning pool                                                                                   =====
               balance                    163,688,235.86
                                          ---------------
                                                  16.578%        N         Current realized loss ratio:
                                          ===============
                                                                       Liquidation         Pool
                                                                          Losses           Balance
                                                                   -------------------------------------


                                                 Current Mo          292,328.19      163,688,235.86
                                                 1st Preceding Mo    285,524.41      165,649,747.56
                                                 2nd Preceding Mo    191,132.83      167,499,590.84



OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                                    POOL REPORT # 17
REPORTING MONTH:  FEBRUARY 28, 1997                                 Page 3 of 6



                                                                   Delinquency Analysis

                                             31 to 59 days               60 to 89 days            90 days and Over     Total Delinq.
              No. of     Principal                  Principal                  Principal                 Principal        Principal
              Loans      Balance            #       Balance           #        Balance          #        Balance    #       Balance
              ----------------------------------------------------------------------------------------------------------------------


Excluding Repos 5,533   157,020,018.68  101       2,895,312.15    31          977,788.43    62    2,100,411.78    194   5,973,512.36

        Repos     150     4,682,007.95    3          58,704.37    12          333,799.29   135    4,289,504.29    150   4,682,007.95
              ----------------------------------------------------------------------------------------------------------------------

        Total   5,683   161,702,026.63  104       2,954,016.52    43        1,311,587.72   197    6,389,916.07    344  10,655,520.31
              ======================================================================================================================

                                                                                                                   6.1%        6.59%
                                              Repossession Analysis                                               ==================
          Active Repos                 Reversal            Current Month
         Outstanding                  (Redemption)           Repos           Cumulative Repos
             Principal               Principal               Principal           Principal
      #        Balance        #       Balance         #       Balance    #      Balance
------------------------------------------------------------------------------------------------


  150    4,682,007.95     -2        (63,263.52)  32           955,032.64     462  12,718,967.76



 OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
  OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  MARCH 6, 1997
  REMITTANCE REPORT                                 POOL REPORT # 17
  REPORTING MONTH:  FEBRUARY 28, 1997
                                                                    Page 4 of 6
  REPOSSESSION LIQUIDATION REPORT



                  Liquidated                                                    Net                          Net Current
Account Customer  Principal    Sales       Insur.      Total  Repossession  Liquidation  Unrecov. Pass Thru  Period Net   Cumulative
 Number   Name    Balance   Proceeds      Refunds   Proceeds   Expenses     Proceeds    Advances  Proceeds   Gain/(Loss) Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------


075596-GIPSON      8,639.27    2,000.00    638.32   2,638.32       0.00    2,638.32    1,841.91      796.41   (7,842.86)
072212-MCGEE      27,756.08   29,900.00      0.00  29,900.00   3,405.40   26,494.60    4,057.02   22,437.58   (5,318.50)
072960-JAMESON    19,015.32    9,000.00    752.15   9,752.15   1,142.87    8,609.28    2,512.53    6,096.75  (12,918.57)
072990-SCHENK     26,292.69   13,500.00  1,787.24  15,287.24   3,699.00   11,588.24    3,308.16    8,280.08  (18,012.61)
074033-MATTHEWS   10,116.12    3,864.08    268.40   4,132.48     250.11    3,882.37      651.68    3,230.69   (6,885.43)
074322-WALKER     11,207.56    2,500.00    792.11   3,292.11       0.00    3,292.11    1,277.57    2,014.54   (9,193.02)
075088-HOWELL     19,047.40   19,500.00    987.25  20,487.25   5,663.81   14,823.44    2,196.88   12,626.56   (6,420.84)
075164-SIZEMORE   13,039.58   12,900.00    416.87  13,316.87   2,105.38   11,211.49    1,674.18    9,537.31   (3,502.27)
075386-BARRITEAU  16,222.11   17,500.00  1,158.95  18,658.95   2,570.91   16,088.04    3,009.78   13,078.26   (3,143.85)
075657-BROWN       9,873.26   12,975.00    403.82  13,378.82   2,844.25   10,534.57    1,291.01    9,243.56     (629.70)
078277-WILSON     21,903.68   24,900.00  1,631.55  26,531.55   3,765.50   22,766.05    4,520.75   18,245.30   (3,658.38)
071952-BATTLE     20,262.03   19,860.00    888.08  20,748.08   7,585.86   13,162.22    2,581.80   10,580.42   (9,681.61)
072175-FULMER     19,124.38   15,000.00    584.46  15,584.46   4,574.73   11,009.73    1,768.41    9,241.32   (9,883.06)
072184-COMBS      21,422.98   18,900.00    563.31  19,463.31   2,146.38   17,316.93    2,263.92   15,053.01   (6,369.97)
073753-MURPHY     28,213.59   26,500.00  1,453.83  27,953.83   4,508.24   23,445.59    3,160.17   20,285.42   (7,928.17)
074082-HEFLIN     26,679.59   25,500.00  1,161.83  26,661.83   4,883.04   21,778.79    3,960.80   17,817.99   (8,861.60)
074527-BURNS      20,990.18   20,100.00  1,364.08  21,464.08   2,358.87   19,105.21    2,927.65   16,177.56   (4,812.62)
075016-FLIPPO     18,301.59   25,900.00    963.90  26,863.90   3,030.80   23,833.10    1,206.90   22,626.20    4,324.61
075350-YOUNG      24,493.50   23,500.00  1,485.55  24,985.55   3,612.00   21,373.55    1,772.28   19,601.27   (4,892.23)
076034-SIMPSON    21,705.32   19,350.00  1,284.65  20,634.65   1,713.36   18,921.29    1,702.92   17,218.37   (4,486.95)
072236-DUNCAN     47,817.86   49,700.00  1,444.33  51,144.33   3,833.81   47,310.52    6,150.48   41,160.04   (6,657.82)
072728-DALE       36,216.44   16,500.00  2,554.89  19,054.89   1,825.00   17,229.89    4,418.81   12,811.08  (23,405.36)
072886-SMITH      36,908.47   35,100.00  1,792.25  36,892.25   5,839.91   31,052.34    2,474.57   28,577.77   (8,330.70)
073062-STOCKTON   24,601.08   22,500.00  1,129.28  23,629.28   4,723.72   18,905.56    2,897.10   16,008.46   (8,592.62)
074092-RICHARDSON 34,895.19   33,900.00  1,043.33  34,943.33   5,382.77   29,560.56    3,192.96   26,367.60   (8,527.59)
074420-LOCKLER    48,937.69   30,000.00      0.00  30,000.00   5,858.17   24,141.83    4,692.90   19,448.93  (29,488.76)
074899-BEATY      36,146.40   32,900.00  1,872.37  34,772.37   2,120.00   32,652.37    1,941.40   30,710.97   (5,435.43)
075265-REGALADO   26,773.56   23,500.00  2,400.43  25,900.43   5,143.18   20,757.25    2,628.45   18,128.80   (8,644.76)
075659-HUPP       36,675.99   34,500.00  1,949.23  36,449.23   1,185.00   35,264.23    3,656.52   31,607.71   (5,068.28)
075754-ADAMS      42,517.17   41,760.00  1,062.83  42,822.83   6,367.00   36,455.83    2,698.14   33,757.69   (8,759.48)
076844-FORNASH    52,238.81   46,900.00  1,815.43  48,715.43   3,875.83   44,839.60    3,861.55   40,978.05  (11,260.76)
077360-ECHOLS     41,518.82   44,800.00  1,736.16  46,536.16   6,552.90   39,983.26    5,330.16   34,653.10   (6,865.72)
077698-ZAPATA     46,980.17   45,900.00  2,178.52  48,078.52   1,915.00   46,163.52    3,358.88   42,804.64   (4,175.53)
078076-HUDSON     35,310.27   33,595.00    986.65  34,581.65   5,320.35   29,261.30    2,539.53   26,721.77   (8,588.50)
078194-CLARK      33,101.64   32,700.00      0.00  32,700.00   5,766.32   26,933.68    2,673.68   24,260.00   (8,841.64)
077610-SANCHEZ    23,647.60   21,900.00  1,118.89  23,018.89   6,006.90   17,011.99    2,932.00   14,079.99   (9,567.61)
                                                        0.00                   0.00                    0.00        0.00
                                                        0.00                   0.00                    0.00        0.00
                                                        0.00                   0.00                    0.00        0.00
                                                        0.00                   0.00                    0.00        0.00
                  ======================================================================================================
                  988,593.39 889,304.08 41,670.94 930,975.02 131,576.37 799,398.65 103,133.45  696,265.20 (292,328.19)(1,824,063.67)
                  ==================================================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER            REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                               POOL REPORT # 17
REPORTING MONTH:  FEBRUARY 28, 1997
                                                Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                            Original         Beginning          Current     Accelerated                 Ending        Principal Paid
   Cert.                   Certificate      Certificate        Principal     Principal   Writedown  Certificate  Pool   Per $1,000
   Class                    Balances          Balances          Payable    Distribution   Amounts    Balances   Factor  Denomination
------------------------------------------------------------------------------------------------------------------------------------
A-1                         52,393,000.00   28,936,278.11  (1,986,209.23)     0.00           0.00  26,950,068.88   51.44%    68.64


A-1 Outstanding Writedown            0.00            0.00           0.00      0.00           0.00           0.00    0.00      0.00



A-2                         62,169,000.00   62,169,000.00           0.00      0.00           0.00  62,169,000.00  100.00%     0.00


A-2 Outstanding Writedown            0.00            0.00           0.00      0.00           0.00           0.00    0.00      0.00



A-3                         29,540,000.00   29,540,000.00           0.00      0.00           0.00  29,540,000.00  100.00%     0.00


A-3 Outstanding Writedown            0.00            0.00           0.00      0.00           0.00           0.00    0.00      0.00



A-4                         15,907,000.00   15,907,000.00           0.00      0.00           0.00  15,907,000.00  100.00%     0.00


A-4 Outstanding Writedown            0.00            0.00           0.00      0.00           0.00           0.00    0.00      0.00



B-1                         19,650,000.00   19,650,000.00           0.00      0.00           0.00  19,650,000.00  100.00%     0.00


B-1 Outstanding Writedown            0.00            0.00           0.00      0.00           0.00           0.00    0.00      0.00



B-2                          7,485,958.00    7,485,958.00           0.00      0.00           0.00   7,485,958.00  100.00%     0.00


B-2 Outstanding Writedown            0.00            0.00           0.00      0.00           0.00           0.00    0.00      0.00




                           ---------------------------------------------------------------------------------------

                           187,144,958.00  163,688,236.11  (1,986,209.23)     0.00           0.00   161,702,026.88
                           =======================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  MARCH 6, 1997
REMITTANCE REPORT                                              POOL REPORT # 17
REPORTING MONTH:  FEBRUARY 28, 1997
                                                                    Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                Interest Paid
          Certificate   Remittance  Beginning      Current         Total     Interest   Ending    Per $1,000    Cert.  TOTAL
             Class         Rate      Balance       Accrual         Paid     Shortfall  Balance   Denomination   Class  DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------
A-1                        6.25%       0.00     150,709.78   150,709.78        0.00      0.00      5.21        A-1   2,136,919.01
A-1  Carryover Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00
A-1  Writedown Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00

A-2                        6.45%       0.00     334,158.38   334,158.38        0.00      0.00      5.38        A-2     334,158.38
A-2  Carryover Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00
A-2  Writedown Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00

A-3                        6.90%       0.00     169,855.00   169,855.00        0.00      0.00      5.75        A-3     169,855.00
A-3  Carryover Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00
A-3  Writedown Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00

A-4                        7.50%       0.00      99,418.75    99,418.75        0.00      0.00      6.25        A-4      99,418.75
A-4  Carryover Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00
A-4  Writedown Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00

B-1                        7.55%       0.00     123,631.25   123,631.25        0.00      0.00      6.29        B-1     123,631.25
B-1  Carryover Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00
B-1  Writedown Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00

B-2                        8.65%       0.00      53,961.28    53,961.28        0.00      0.00      7.21        B-2      53,961.28
B-2  Carryover Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00
B-2  Writedown Interest    0.00        0.00           0.00         0.00        0.00      0.00      0.00

X                              1,531,735.48     475,421.25   183,093.06  292,328.19   1,824,063.67               X     183,093.06

R                                      0.00           0.00         0.00        0.00           0.00               R


Service Fee                            0.00     136,406.86   136,406.86        0.00           0.00                     136,406.86
                             -------------------------------------------------------------------------          ------------------



                               1,531,735.48   1,543,562.55 1,251,234.36  292,328.19   1,824,063.67                   3,237,443.59

Less Reserve Fund Deposit                                          0.00                                                      0.00
                                                          ---------------                                     -------------------



                                                           1,251,234.36                                             3,237,443.59
                                                          =================                                    ===================